UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
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UNION NATIONAL FINANCIAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Union National Financial Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2007

www.uncb.com

PROXY STATEMENT
Dated and to be mailed on or about April 2, 2007

UNION NATIONAL FINANCIAL CORPORATION
570 LAUSCH LANE
LANCASTER, PENNSYLVANIA 17601
(717) 492-2222

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 2, 2007

PROXY STATEMENT

Introduction

This proxy statement is furnished in connection with the solicitation of proxies by Union National Financial Corporation, on behalf of the Board of Directors, for the 2007 Annual Meeting of Shareholders. This proxy statement and the related proxy form are being distributed on or about April 2, 2007.

Union National Financial Corporation will bear the expense of soliciting proxies. In addition to the solicitation of proxies by mail, directors, officers and employees of the corporation and its subsidiaries may, without additional compensation, solicit proxies in person, by telephone, and through other means of communication.

The annual meeting of shareholders will be held on Wednesday, May 2, 2007, at 10:00 a.m. at The Eden Resort Inn, 222 Eden Road, Lancaster, Pennsylvania 17601-4216. Shareholders of record at the close of business on March 26, 2007, are entitled to vote at the meeting.

At the annual meeting, shareholders will vote to:

•	Elect Four (4) Class B directors each to serve for a three-year term; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and will in no way limit your right to vote at the annual meeting, if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you through your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor, from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

By properly completing a proxy, you appoint Amos F. Lichty and Patricia A. Miller as proxy holders to vote your shares, indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR the election of the director nominees identified in this Proxy Statement.

You may revoke your written proxy by delivering written notice of revocation to Carl R. Hallgren, secretary of the corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Hallgren at any time before the proxy is voted at the meeting. Proxy holders will vote shares represented by proxies, if properly signed and returned, in accordance with instructions of shareholders.

Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the board of directors.

If a shareholder is a participant in the corporation’s Dividend Reinvestment and Stock Purchase Plan (the “DRIP”), the enclosed proxy will not serve as a voting instruction card for the shares held in the DRIP. Instead, the Trust Department of the bank, as the administrator of the DRIP, will send separate voting instruction cards covering the shares held in the DRIP. A shareholder must sign and return the separate voting instruction cards, or the shares held in the DRIP will not be voted.

At the close of business on March 26, 2007, Union National Financial Corporation had 2,527,069 shares of common stock, par value $0.25 per share, issued and outstanding.

Quorum

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and Union National Financial Corporation’s By-laws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under Union National Financial Corporation’s Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

Assuming the presence of a quorum, the four nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors will be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules of the OTCBB, and SEC regulations, as well as best practices suggested by recognized corporate governance authorities.

Director Independence

Currently, our Board of Directors has eleven members. Under the Nasdaq Stock Market standards for independence, the following directors meet the standards for independence: Ms. Colarik and Messrs. Cargas, Dolan, Godfrey, Hallgren, Huber, McGrath, Nissley and Pickell. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Compensation Committee and Governance and Nominating Committee.

In determining the directors’ independence, the Board of Directors considered loan transactions between the bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and under the section entitled “Transactions with Directors and Executive Officers” below) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements
Mr. Cargas	Yes	Software consulting services.
Ms. Colarik	Yes	None.
Mr. Dolan	Yes	Legal services.
Mr. Godfrey	Yes	None.
Mr. Hallgren	Yes	Legal services.
Mr. Huber	Yes	Miscellaneous consulting fees.
Dr. McGrath	Yes	None.
Mr. Nissley	Yes	None.
Mr. Pickell	Yes	None.

In each case, the Board determined that none of the transactions above impaired the independence of the director.

Meetings and Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, which is called the Governance and Nominating Committee.

Audit Committee. The members of the Audit Committee in 2006 were Benjamin W. Piersol, Jr., Chairman (retired as of December 31, 2006), Barry C. Huber, Chairman for 2007, Darwin A. Nissley, Lloyd C. Pickell, James R. Godfrey, and Nancy Shaub Colarik. All members of the Audit Committee are independent (as independence is currently defined in NASD Rule 4200(a)(15)) and Section 10A of the Exchange Act. The principal duties of the Audit Committee, as set forth in its charter, which is attached as Appendix A, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and recommending, annually, to the Board of Directors the engagement of an independent certified public accountant. Mr. Huber, a certified public accountant, is the “audit committee financial expert.” The Audit Committee met eight (8) times during 2006.

Compensation Committee. In fiscal 2006, the Human Resources Committee, a bank level committee, performed the functions of the Compensation Committee for the corporation. Members of the Human Resources Committee during 2006 were James R. Godfrey, Chairman, Donald Cargas, Jr., Kevin D. Dolan, and Carl R. Hallgren. All members of the Human Resources Committee are independent (as independence is currently defined in NASD Rule 4200(a)(15)). Mark D. Gainer and R. Michael Mohn are ex officio members. The Human Resources Committee met seven (7) times during 2006.

The principal duties of the Compensation Committee include the establishment of policies dealing with various compensation plans for Union National Financial Corporation as set forth in its charter, which is attached as Appendix B. Subject to the Board's approval, the Compensation Committee determines general guidelines for the compensation of all officers of the corporation and the bank. Actual compensation for each officer is based on a performance review conducted by their supervisor. The Compensation Committee, subject to the Board's approval, determines the compensation of the executive officers. The Board of Directors annually reviews the recommendations of the Compensation Committee on compensation of the corporation's and bank's top executives.

Governance and Nominating Committee. The Governance and Nominating Committee consists entirely of independent directors (as independence is currently defined in NASD Rule 4200(a)(15)). The members of the Governance and Nominating Committee are Carl R. Hallgren, Chairman, and Kevin D. Dolan. Mark D. Gainer is an ex officio member. The Governance and Nominating Committee has no formal process for considering director candidates recommended by shareholders, but its policy is to give due consideration to any and all such candidates. The principal duties of the Governance and Nominating Committee, as set forth in its charter, which is attached as Appendix C, include identifying individuals qualified to become Board members, who reflect criteria as specified by the Board, recommend nominees to fill vacancies, develop and recommend the Corporate Governance Guidelines of the company and periodically review and assess Board and Management performance. The Governance and Nominating Committee met eight (8) times during 2006.

The Board of Directors of Union National Financial Corporation met sixteen (16) times during 2006. All directors attended at least 75% or more of the meetings of the Board of Directors and of the various committees on which they served. All of our Directors attended the 2006 Annual Meeting of Shareholders and we expect that they will all attend this year’s annual meeting.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the board. Due to the infrequency of shareholder communications to the Board of Directors, the board does not believe that a formal process is necessary. Shareholders may send communications to Carl R. Hallgren, Secretary, Union National Financial Corporation, 570 Lausch Lane, Lancaster, Pennsylvania 17601.

Nomination of Directors

Under the corporation’s By-laws, nominations for director may be made only by the Board of Directors or a Board of Directors’ committee, or by a shareholder of record entitled to vote. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and materials required by the By-laws to our corporate secretary not less than 60 days prior to the date of any meeting of shareholders called for the election of directors. The notice must also provide the specific information required by Section 10.1 of the corporation’s By-Laws. The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the By-laws. If he determines that a nomination was not made in accordance with the By-laws, he shall so declare at the annual meeting and the defective nomination will be disregarded. You can obtain a copy of the full text of the By-law provision by writing to Carl R. Hallgren, Secretary, Union National Financial Corporation, 570 Lausch Lane, Lancaster, Pennsylvania 17601. A copy of our By-laws has been filed with the Securities and Exchange Commission as an exhibit to Form 8-K, filed March 30, 2001.

Submission of Shareholder Proposals

If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2008 annual meeting of shareholders, the proposal must be received by us at our principal executive offices at 570 Lausch Lane, Lancaster, Pennsylvania 17601 no later than December 5, 2007. For proposals received after that date, they may be considered at the annual meeting but they may not be included in Union National Financial Corporation’s proxy statement at the Board’s discretion.

ELECTION OF DIRECTORS

Union National Financial Corporation’s By-laws provide that the Board of Directors consists of not less than seven or more than twenty-five (25) persons. The Board of Directors is also divided into three classes. Each class consists, as nearly as possible, of one-third of the directors. The By-laws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class. The By-laws also require that a director own shares of common stock having a fair market value of at least $30,000 at the time the director is elected or appointed to the board.

A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which the director was appointed. There is a mandatory retirement provision in the By-laws that provides for the retirement of directors after reaching age 70.

The Board of Directors has fixed the number of directors at eleven (11). There are four nominees for the Board of Directors for election at the 2007 Annual Meeting. The Board of Directors has nominated the following four persons for election to the Board of Directors for the terms specified:

Nominees for Class B Directors For a Term of Three Years
Donald Cargas, Jr.
Carl R. Hallgren
Barry C. Huber
Lloyd C. Pickell

Each of the nominees presently serves as a director.

In the event that any of the nominees are unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

Information about Nominees and Continuing Directors

Information, as of March 26, 2007, concerning the four nominees to the Board of Directors and the seven continuing directors appear below.

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held with Union National Financial Corporation and Subsidiaries

		Class of A - Continuing Directors

Mark D. Gainer (52)	1996
Effective January 1, 2006, President, Chairman & Chief Executive Officer of Union National Financial Corporation, President & Chief Executive Officer since 1999 and Vice President 1986 to 1998; effective January 1, 2006, Chairman and Chief Executive Officer of Union National Community Bank, President and Chief Executive Officer 1999-2005, and Senior Vice President 1982-1998, and Chief Operating Officer 1996-1998.

Darwin A. Nissley (49)	1999	Partner, Nissley Brothers.

James R. Godfrey (62)	2003
Executive Vice President, Teachers Protective Mutual Life Insurance Company; Senior Consultant, The Benecon Group (employee benefits consulting firm from October 2004 to December 2005); President, HealthGuard of Lancaster, Inc. from 1985 to 2004.

Nancy Shaub Colarik (56)	2003	Retired Senior Banking Officer.

		Class of B - Nominees

Donald Cargas, Jr. (59)	2006	President and CEO of Cargas Systems, Inc.

Carl R. Hallgren (69)	1986
Attorney at Law, Part owner and Treasurer, Morgan, Hallgren, Crosswell & Kane, P.C.; Director, Conestoga Financial Corporation;
Director, Conestoga Title Insurance Company;
Director & Treasurer, Seven Hundred Duke Abstract, Inc.;
Secretary of the Corporation since 1986; and
Solicitor to the bank since 1979.

Barry C. Huber (55)	2006	Certified Public Accountant, Managing partner of Trout, Ebersole & Groff, LLP and a partner in TEG Realty.

Lloyd C. Pickell (60)	2001	Public Accountant, Lloyd C. Pickell Public Accountant; Secretary/Controller, J.B. Hostetter & Sons, Inc.; and Secretary/Treasurer, Grandview Meadows, Inc.

		Class of C - Continuing Directors

Kevin D. Dolan (53)	2005
Partner and Part-Owner, Gingrich, Smith, Klingensmith & Dolan; Partner, Gingrich, Smith, Klingensmith & Dolan Real Estate; President, Elizabethtown Transfer Company, Inc. since 2001; Partner, Smith, Klingensmith, Dolan & Shank Real Estate since 2006.

Thomas J. McGrath (49)	2006
President/Owner, Donegal Animal Hospital, PC in Mount Joy, PA. Dr. McGrath serves on the State Board of Veterinary Medicine in the Commonwealth of PA and on the board of the Pet Emergency Treatment Services (P.E.T.S.).

William M. Nies (59)	2003	Independent Real Estate Agent/Developer, LMS Commercial Real Estate.

SHARE OWNERSHIP

Principal Holders

The following table shows, to the best of our knowledge, those persons or entities who owned of record or beneficially, on January 31, 2007, more than 5% of the outstanding Union National Financial Corporation common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Donegal Mutual Insurance Company 1195 River Road Marietta, PA 17547	188,499	7.16%

Beneficial Ownership of Executive Officers, Directors and Nominees

The following table shows, as of March 26, 2007, the amount and percentage of Union National Financial Corporation common stock beneficially owned by each director, each nominee, each named executive officer and all directors, nominees and executive officers of the corporation as a group.

Beneficial ownership of shares of Union National Financial Corporation common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•	Voting power, which includes the power to vote or to direct the voting of the stock; or

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after March 26, 2007.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share. The percentage of all Union National Financial Corporation common stock owned by each director, nominee or executive officer is less than 1% unless otherwise indicated.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Nominees
Donald Cargas, Jr.	1,600	(1)	—%
Nancy Shaub Colarik	2,732	(2)	—%
Kevin D. Dolan	3,707	(3)	—%
Mark D. Gainer	40,326	(4)	1.53%
James R. Godfrey	2,928	(5)	—%
Carl R. Hallgren	22,468	(6)	—%
Barry C. Huber	1,621	(7)	—%
Thomas J. McGrath	1,774	(8)	—%
William M. Nies	2,837	(9)	—%
Darwin A. Nissley	9,845	(10)	—%
Lloyd C. Pickell	5,582	(11)	—%
Other Named Executives
Charles R. Starr	5,565	(12)	—%
Michael A. Frey (15)	30,301	(13)	1.15%
Clement M. Hoober (15)	25,447	(14)	—%

All Directors, Nominees and Executive Officers as a Group (14 persons)	156,733	(11)	5.95%

(1)	Includes 1,600 shares of Common Stock held individually by Mr. Cargas.

(2)	Includes 1,575 shares of Common Stock held individually by Ms. Colarik and options to purchase 1,157 shares.

(3)
Includes 2,842 shares of Common Stock held individually by Mr. Dolan, 788 shares held in a 401(k) for the benefit of Mr. Dolan, and 77 shares held in a real estate partnership of which Mr. Dolan is a partner.

(4)	Includes 3,283 shares of Common Stock held individually by Mr. Gainer, 486 shares of Common Stock held individually by his spouse, and options to purchase 36,557 shares.

(5)	Includes 1,771 shares of Common Stock held individually by Mr. Godfrey and options to purchase 1,157 shares.

(6)	Includes 11,785 shares of Common Stock held individually by Mr. Hallgren and 4,897 shares of Common Stock held by his daughter and options to purchase 5,786 shares.

(7)	Includes 1,621 shares of Common Stock held individually by Mr. Huber.

(8)	Includes 1,774 shares of Common Stock held individually by Dr. McGrath.

(9)	Includes 1,680 shares of Common Stock held individually by Mr. Nies and options to purchase 1,157 shares.

(10)
Includes 4,686 shares of Common Stock held individually by Mr. Nissley, 115 shares of Common Stock held individually by his spouse, 115 shares of Common Stock held by his son, and options to purchase 4,929 shares.

(11)	Includes 2,861 shares of Common Stock held individually by Mr. Pickell and 407 shares held jointly with his spouse and options to purchase 2,314 shares.

(12)	Includes 630 shares of Common Stock held individually by Mr. Starr, 2,673 shares of Common Stock held jointly with Mr. Starr’s spouse and options to purchase 2,262 shares.

(13)	Includes 1,642 shares of Common Stock held individually by Mr. Frey and options to purchase 28,659 shares.

(14)	Includes 870 shares of Common Stock held individually by Mr. Hoober and options to purchase 24,577 shares.

(15)	Messrs. Frey and Hoober departed the corporation on March 29, 2007.

Executive Officers

The following table provides information, as of April 2, 2007, about the corporation’s executive officers.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Union National Financial Corporation and Subsidiaries
Mark D. Gainer	52	Chairman, President and Chief Executive Officer of the corporation and Chairman, President and Chief Executive Officer of the bank

Charles R. Starr	60	Insider Trading Compliance Officer of the corporation and Vice President and Trust Officer of the bank.

COMPENSATION AND PLAN INFORMATION

Director Compensation

Directors receive no remuneration for attendance at meetings of the Board of Directors of the corporation. In 2006, each outside director of the bank received $670 for each Board meeting, $200 for each committee meeting attended or special assignment, $300 for each Audit Committee meeting attended, and a $5,000 annual retainer. In addition to the foregoing fees, Carl Hallgren received $5,000 for his services in 2006 as Vice Chairman of the Board.

The following table summarizes the compensation of directors during 2006:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Donald Cargas, Jr.	$7,103.33	—	$7,103.33
Nancy Shaub Colarik	$27,850.00	—	$27,850.00
Kevin D. Dolan	$19,820.00	—	$19,820.00
William E. Eby (1)	$18,120.00	—	$18,120.00
James R. Godfrey	$19,420.00	—	$19,420.00
Carl R. Hallgren	$23,650.00	—	$23,650.00
Barry C. Huber	$7,033.33	—	$7,033.33
Thomas J. McGrath	$2,173.33	—	$2,173.33
William M. Nies	$16,850.00	—	$16,850.00
Darwin A. Nissley	$19,320.00	—	$19,320.00
Lloyd C. Pickell	$19,820.00	—	$19,820.00
Benjamin W. Piersol, Jr. (1)	$20,820.00	—	$20,820.00

(1) Retired in 2006.

Executive Compensation

Compensation Discussion and Analysis

Compensation Philosophy

Our business model has at its core the goal to deliver a “Remarkable Customer Experience.” We define the banking “Experience” as an event that engages an individual in a personal way. A “Remarkable Experience” is an event that is so good that it compels one to go and tell someone else about it. A lot of companies, and specifically banks, say they deliver “great customer service”. Many of them do, however it is difficult to differentiate yourself based on customer service unless you are over the top and create a “Remarkable Experience”. It is our “Engaged Heroes”, our employees, who create these experiences and it takes truly engaged employees to accomplish this goal. We believe ownership and engagement are directly linked. If an employee has a financial stake in the bank’s success they will have a higher level of engagement in producing desired outcomes. One of the main goals of our compensation philosophy is sharing the bank’s financial success which in-turn drives our ownership culture. We strive for employees, customers, and shareholders to all share the success we create together.

If you think of total compensation as a pyramid, the foundation is our base salary. The other elements of compensation are built on top of the base. The first couple of layers of our pyramid; base salary and health and welfare plans, are determined by our competitive market and just get us in the game. The layers above this, which are composed of bonus incentives, stock options, and retirement plans, are tied to both individual performance as well as the bank’s financial performance. These are the levels of compensation in which we can effect engagement and ownership in our company, which in turn will drive shareholder value. Improved profitability, increased dividends and appreciation in the market value of the shares will benefit us all as owners.

We have a lofty vision of our compensation policy and believe it is an evolving process. Every opportunity we have to improve the individual elements of our compensation pyramid is done with the goal of driving higher levels of engagement of our current employees and attracting outside talent. This will be accomplished by tying each element to “performance”; whether it be individual, the bank’s, or both.

The Layers of our Compensation Pyramid

Base Salary - Foundation Layer

Base Salary is the foundation layer of our compensation program and is the major component of our compensation package for our Named Executive Officers. We review salary and compensation as a whole annually. In order to be competitive in the market, we use bi-annual surveys of peer banks provided by Mosteller and Associates, an independent outside consulting firm. The survey provides salary information of peer financial institutions of comparable asset size and geographic region and information from other leading regional non-financial companies. We target the 50th percentile or median for named executive officers’ salaries; however, levels of experience may warrant an above median salary. Annual salary increases are also tied to individual performances.

Health and Welfare Benefits

We offer medical, dental, and vision coverage to our employees and their families in an effort to promote health and wellness. The bank pays for the majority of employee coverage and helps subsidize family coverage. The cost of providing health and welfare benefits to all employees are not taken into account when determining specific salaries for the named executives and is seen as a cost of doing business. Also, these benefits are not tied to individual performance and same level of benefits is available to all employees. By providing good coverage levels in the event of an employee or an employee’s family has health issues, we are being competitive in our market. This also will help keep the employee productive and engaged through these times.

We also offer Group Term Life, Short Term and Long Term Disability to all eligible employees, including Named Executive Officers. By doing so, we are being competitive in the market as we see it necessary to compete for talented employees at all levels of the organization.

To our Named Executive Officers, we provide a Group Term Replacement Plan, which provides an additional life insurance benefit. This is funded with Bank Owned Life Insurance with a minimal cost to the bank. The Plan provides a split dollar share of death benefits to the executive’s beneficiary at three times salary less $50,000, which is the amount covered under the Group Term Plan. In order to vest in this benefit, the executive must be age 62 or older. Termination of employment prior to vesting constitutes a loss of benefit. These policies are commonplace in the industry and an expected benefit for top executives. They also encourage longevity.

Long Term Care Insurance is provided to the Chairman/Chief Executive Officer and his spouse.  This plan provides incentive for long-term retention.

In the future, we hope to offer a tax-qualified cafeteria plan where each employee, including the Named Executive Officers, receives a set dollar amount from the bank to use for the benefits he or she chooses based on his or her individual or family situation. We also hope to offer more health and wellness initiatives to encourage our employees to stay healthy.

Bonuses - Short Term Incentives

Our short-term incentives are tied to achieving individual and corporate quarter and annual financial goals. The short-term incentives consist of tiered levels of payout based on performance and is a link between compensation and the bank’s overall performance and aligns executive compensation with the interests of the shareholders. We have individual strategic project-based objectives with payout based on successful completion. There is also an individual business referral incentive program. The individual incentive plans for achieving individual performance metrics are reduced if certain bank financial performance metrics are not met. Discretionary bonuses are based on overall bank performance, which rewards executives for exceptional effort, and individual performance. The discretionary bonuses have no specific criteria for awarding bonuses and we treat each year on a case-by-case basis. We review our bonus structure annually and also review peer banks surveyed semi-annually by Mosteller and Associates.

Our future plans are to improve individual metrics of performance for all executives based on their specific job responsibilities and link higher levels of compensation based upon performance making “at risk” compensation a larger percentage of total compensation.

Long Term Stock Incentives

The Stock Incentive Plan is used to reward performance and drive an ownership culture. Officers and other key management employees are eligible to participate. The Plan permits the grant of qualified and non-qualified stock options, stock appreciation rights, and restricted stock. Stock options are to be exercised at a fixed price of fair market value on the date of grant. The Plan has a term of 10 years and the grants are not exercisable for 6 months after grant date. The grant expires three months after employment termination or 12 months after death or disability.

The determination of the amount to award is premised upon the level of responsibility, the drivers of revenue generation (high performance), and levels of management. The Plan and grants are benchmarked through peer banks surveyed bi-annually. Stock options have also been used as a recruitment tool to attract new executives. Grant dates in this case would be related to the acceptance of employment.

The grant dates are based on bank year-end performance and individual year-end performance. They are not timed to the release of any information. The Compensation Committee approves grant levels based on recommendations by select executives and the administration of the plan is completed by Accounting and Trust Departments.

Because we believe in the strong relationship between higher levels of ownership driving higher levels of performance our future plans are to implement an Employee Stock Purchase Plan. This will enable employees, including Named Executive Officers, to buy stock at a discount through payroll deduction. We also anticipate tying individual performance plans to options and/or restricted stock awards.

Retirement Plans

We currently provide retirement plans to our employees to provide long-term financial security. The retirement plans are designed to assist executives in providing for their own financial security in a manner that recognizes individual needs and preferences. We offer a 401(k) plan, which allows employees to save their own money for retirement on a pre-tax basis. Employees then receive a matching contribution (match is the same for all employees) from the bank. However, the Named Executive Officer’s deferrals could be subject to Internal Revenue Code limits and could be lower than other employees. All employees are able to direct the investment of all funds in the 401(k) plan. This is viewed as a necessity to attract and retain talented personnel in a competitive market place. We also offer a Roth 401(k) option, which is available on a post-tax basis for all employees.

We have a Profit Sharing Plan, which provides discretionary contributions to all employees’ plans. The Compensation Committee recommends the percentage of contributions to the Board based on the bank’s year-end performance. The contribution is a percent of payroll deposited into each employees 401(k) account and is the same for all qualified employees.

We also offer a Supplemental Executive Retirement Plan (“SERP”) to our Chairman/Chief Executive Officer. This is the only defined benefit plan provided by the bank and is customary in the financial services industry. The triggering events for payment under the SERP agreement are:

1. normal retirement age (age 62)

2. disability

3. death

4. change in control

5. vested percentage upon termination

The accrued benefit will be calculated annually and is equal to the formula benefit, which is based on average monthly earnings, health insurance premiums and the increasing life annuity. This plan is provided as long-term incentive to the Chairman/Chief Executive Officer to remain within the employ of the bank.

In 2006, we provided an Executive Incentive Retirement Plan to our President/Chief Operating Officer and Chief Financial Officer as a deferred incentive opportunity. The triggering events for payment under this Plan were:

1. normal retirement age (age 62)

2. disability

3. death

4. change in control (automatic 100% vested)

5. vested percentage upon termination

The incentive award is based on meeting and exceeding the bank’s financial earning targets established by the Board of Directors annually. It is calculated by taking the executive’s base salary multiplied by the incentive award percentage. This plan provides long term incentive to remain within the employ of the bank.

Perquisites

In 2006, a country club membership was provided for the President/Chief Operating Officer to be used as a means to attract, retain and expand customer relationships. The bank pays club initiation fees in the name of the executive.

Triggering Events in Contracts

Employment Agreement

In 2006, the bank was a party to employment agreements with the Chairman/Chief Executive Officer and former President/Chief Operating Officer. Employment agreements are used to be competitive in the industry, are standard in the financial services industry, and are used to protect the bank’s client base through noncompetition provisions. The triggering events that provide payment which are prevalent in the financial services industry include:

1. Change in control

2. Termination for good reason

3. Disability

4. Termination without cause

The triggering events for payment incent executives to maintain expected performance levels for continued employment

Change of Control Agreement

In 2006, the bank was party to a change of control agreement with the former Chief Financial Officer. The triggering events that provide payment, which are prevalent in the financial services industry, is termination after a change of control.

Compensation Committee Processes and Procedures

The Compensation Committee is a standing committee of the Board of Directors. It is established to provide oversight to the bank’s compensation programs and human resources policies. The Compensation Committee’s authority, structure and responsibilities are set forth in its charter.

Scope of Authority and Responsibilities

The Compensation Committee’s specific responsibilities include the following:

1.	Review and recommend compensation of the Chairman/Chief Executive Officer and other executive officers to the Board of Directors

2.	Review the corporation’s and bank’s compensation programs, policies and benefits package

3.	Review the corporation’s and bank’s programs for recruitment, development, promotion and retention of employees

4.	Review the composition of the workforce to ensure that employment practices achieve goals of diversity and equal opportunity

5.	The Committee researches, evaluates and recommends director compensation

6.	The Committee reviews and discusses with management the Compensation Discussion and Analysis required to be included in the corporation’s annual report.

Role of the Executive Officers in Recommending Compensation Programs

Key elements of Named Executive Officers’ role in recommending compensation programs are to develop and recommend an overall compensation philosophy, propose programs that constitute the organizations compensation and benefits package, propose appropriate performance measures and targets for individual compensation levels, and compile competitive benchmark data to assess competitive labor market.

The Compensation Committee delegates to the Chairman/President/Chief Executive Officer the responsibility of conducting annual reviews for the executive officer. The Chairman/President/Chief Executive Officer recommends to the committee increases to the base salary and changes to the incentive plans based on the subjective analysis of the individuals contribution to the corporations strategic goals and objectives and the Chairman/President/Chief Executive Officer makes a subjective determination after review of all relevant information. The Chairman/President/Chief Executive Officer does not set or participate in the determination process of his own annual base salary.

Independent Consultant

In 2006, the Compensation Committee engaged Mosteller and Associates as independent outside compensation consultants. In conducting its review, Mosteller was asked to complete the following:

1.	Assess competitive compensation levels for executive and senior management using peer bank’s similar in asset size, number of employees and region

2.	Evaluate base salary and short and long term incentives

In carrying out its responsibilities, the Compensation Committee evaluates the information and recommendations put forth by management and its independent advisor in making its decisions regarding executive compensation. The Compensation Committee’s decisions are made with the objective of providing fair, equitable and performance-based compensation to executives in a manner that is affordable and cost effective for the bank’s participants.

Summary Compensation Table

The following table summarizes the total compensation for 2006 for Mark D. Gainer, the corporation's President and Chief Executive Officer and the two other most highly compensated persons who were serving as executive officers at the end of 2006. These individuals are referred to as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mark D. Gainer President and Chief Executive Officer	2006	$219,450	$2,500	—	$60,712	$21,891	(1)	$304,553

Michael A. Frey Former Vice President	2006	$170,074	$11,750	—	—	$21,217	(1)	$203,041

Clement M. Hoober Former Chief Financial Officer and Treasurer	2006	$139,899	$1,500	—	—	$10,899	(1)	$152,298

(1) All other compensation includes employer’s contributions to its 401(k) Profit Sharing Plan of $13,178, $10,737, and $9,577 for Messrs. Gainer, Frey and Hoober, respectively.

Bonus/Incentive Pay

The bonus award is tied to corporate performance and is granted to all employees. It is designed to supplement base salary and align all full time employees’ interests with those of shareholders. When corporate performance is low, the quarterly cash award will be low or none. When performance is high, the award increases. The bonus award is based on the corporation meeting certain quarterly/annual production and project completion goals.

Insurance Plans

The core insurance package includes health, dental, vision, disability and group life insurance coverage. In general, executives participate in these benefits on the same basis as non-executive employees. Mr. Gainer, participates in the Group Term Replacement Plan which provides death benefits to named beneficiaries.

Supplemental Executive Retirement Plan

Mr. Gainer participates in a supplemental executive retirement plan whereby upon termination of employment, he will receive specified benefits. The 2006 expense associated with this the plan is $61,768.

Long Term Care Insurance

Mr. Gainer and his spouse also receive long term care insurance benefits whereby upon their need for long term care they will receive certain payments as defined in the policy.

Outstanding Equity Awards at December 31, 2006 Table

The following table summarizes unexercised options for the Named Executive Officers at December 31, 2006:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Mark D. Gainer	1,094	$20.10	02/01/07
President and Chief Executive	5,788	$17.06	12/09/08
Officer	11,025	$18.49	12/09/09
	3,150	$16.10	12/12/12
	5,250	$19.93	12/11/13
	5,250	$22.14	06/17/14
	5,000	$21.19	06/16/15
	Total - 36,557

Michael A. Frey	2,894	$17.06	12/09/08
Former Vice President	5,512	$18.49	12/09/09
	1,240	$11.52	12/14/10
	7,875	$13.08	12/13/11
	2,362	$16.10	12/12/12
	2,625	$19.93	12/11/13
	3,150	$22.14	06/17/14
	3,000	$21.19	06/16/15
	Total - 28,658

Clement M. Hoober	850	$20.10	02/01/07
Former Chief Financial Officer	2,894	$17.06	12/09/08
and Treasurer	5,512	$18.49	12/09/09
	4,182	$13.08	12/13/11
	2,362	$16.10	12/12/12
	2,625	$19.93	12/11/13
	3,150	$22.14	06/17/14
	3,000	$21.19	06/16/15
	Total - 24,575

Option Exercises and Stock Vested Table

The following table summarizes the options exercised during 2006 for each Named Executive Officer:

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
(a)	(b)	(c)
Mark D. Gainer President and Chief Executive Officer	-0-	-0-

Michael A. Frey Former Vice President	185	$1,361.60

Clement M. Hoober Former Chief Financial Officer and Treasurer	-0-	-0-

Pension Benefits Table

The following table summarizes the pension benefits which have accumulated and paid to each of the Named Executive Officers during 2006.

Name	Plan Name	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)
Mark D. Gainer President and Chief Executive Officer	Supplemental Executive Retirement Plan	$163,613	$0.00

Supplemental Executive Retirement Plan

The corporation has entered into a supplemental executive retirement plan with Mr. Gainer to provide supplemental retirement income benefits to him when he reaches his normal retirement date. The benefits are payable in monthly installments for the life of Mr. Gainer. Benefits are also payable upon a change of control or death. Benefit amounts will be determined by the individual's number of years of service and average compensation at retirement age.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Employment Agreements

During 2006, the corporation was party to employment agreements with Mark D. Gainer and Michael A. Frey. Pursuant to the respective agreements, Messrs. Gainer and Frey would have received certain payments upon a termination without cause, a termination for good reason, or a termination after a change of control as indicated in the charts below. Change in Control is defined in Mr. Gainer’s agreement as:

1.
a sale or other transfer of ownership of forty percent (40%) or more of the total gross fair market value of the assets of corporation and bank to any individual, corporation, partnership, trust, or other entity or organization (a “Person”) or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by, or under common control with corporation or bank;

2.
any Person or group of Persons acting in concert as a partnership or other group, other than a Person controlling, controlled by, or under common control with corporation or bank, acquires ownership of stock in corporation, that together with stock held by such Person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of corporation, provided such Person or group did not own more than 50 percent of the total fair market value or total voting power of the stock of corporation prior to such acquisition; or

3.
the replacement of a majority of members of corporation’s Board of Directors over any period of one year or less by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s Board of Directors prior to the date of appointment or election.

Change in Control was defined in Mr. Frey’s agreement as:

1.
the merger, consolidation, division, sale, exchange, transfer, purchase or disposition by the corporation or bank unless it is approved in advance by seventy percent (70%) or more of the disinterested members of the Board of Directors of corporation or bank and a majority of the surviving entity’s board members of the Board of Directors are former members of the Board of Directors of corporation or bank; or

2.
any group, individual or other entity, other than corporation or bank or any current director or officer of corporation or bank is or becomes the beneficial owner, directly or indirectly, of securities of corporation or bank representing fifty (50%) percent or more of the total value or combined voting power of corporation or bank's then outstanding securities, or

3.
over any one year period, those persons who represent more than a majority of the directors of the corporation or bank change unless approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Each of Messrs. Gainer and Frey are subject to a covenant not to compete commensurate with the amount of the specific payments under the employment agreement and the type of termination of employment.

Change of Control Agreement

The corporation entered into a Change of Control Agreement with Clement M. Hoober, whereby Mr. Hoober would have been paid twenty-four (24) months of salary and continuation of health care, life insurance, and disability insurance for twenty-four (24) months, if within six (6) months of a change of control (as defined in the agreement), Mr. Hoober:

1.	was terminated without cause,

2.	was not offered an equivalent position with the acquiring company,

3.	terminated his employment within three (3) months and six (6) months of the date of the change of control.

Executive Salary Continuation Agreement

The bank entered into an Executive Salary Continuation Agreement with Mark D. Gainer. The Agreement provides Mr. Gainer or his beneficiary(ies) with supplemental retirement benefits, as indicated below, that will be paid upon his retirement, disability, death or upon a "Change of Control", as defined above.

Executive Incentive Retirement Agreement

The bank entered into Executive Incentive Retirement Agreements with Michael A. Frey and Clement M. Hoober. Under the respective agreements, payments are made upon termination of employment for reasons other than cause or death. The amount of payment is limited to the amount in the Named Executive Officer’s deferral account.

Group Term Replacement Plan

During 2006, the bank maintained a Group Term Replacement Plan for certain executive officers. The beneficiaries of each insured participant would receive approximately 3 times the participant's current salary. In the event that the Named Executive Officer’s employment is terminated, for reasons other than a disability, the executive officer’s rights under the agreement terminate.

Stock Option Plan

The bank has established a stock option plan whereby upon termination of employment, the Named Executive Officer may exercise the option during its remaining term for a period of three (3) months after cessation of employment. If the Named Executive Officer's employment is terminated as a result of a disability or death, then he or she (or his or her administrator) may exercise the option for a period of twelve (12) months after cessation of employment or death as the case may be.

Disability Plan and Benefits

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed in the charts below, each Named Executive Officer will receive benefits under the corporation’s retirement plans, disability plan or payments under the corporation’s life insurance plan, as appropriate.

Upon any termination, the Named Executive Officer will receive a payment for his unused accrued vacation days.

Potential Payments at December 31, 2006

Mark D. Gainer

The following table shows the potential payments upon termination or change of control of the corporation. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Employment Agreement	$0	$0	$0	$690,143	$0	$690,143	$483,100	$0
Supplemental Executive Retirement Plan	$0	$0	$0	$0	$0	$0	$0	$0
Group Term Replacement Plan	$0	$0	$0	$0	$0	$0	$0	$608,350
Stock Options	$10,452	$10,452	$10,452	$10,452	$10,452	$10,452	$10,452	$10,452

Michael A. Frey

The following table shows the potential payments upon termination or change of control of the corporation. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Employment Agreement	$0	$0	$0	$340,148	$0	$340,148	$0	$0
Group Term Replacement Plan	$0	$0	$0	$0	$0	$0	$0	$460,222
Stock Options	$61,417	$61,417	$61,417	$61,417	$61,417	$61,417	$61,417	$61,417

Clement M. Hoober

The following table shows the potential payments upon termination or change of control of the corporation. The chart assumes the triggering events took place on December 31, 2006.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Involuntary for Good Reason Termination (Change in Control)	Disability	Death
Change in Control	$0	$0	$0	$0	$0	$272,654 (Change in Control only)	$0	$0
Group Term Replacement Plan	$0	$0	$0	$0	$0	$0	$0	$369,697
Stock Options	$26,868	$26,868	$26,868	$26,868	$26,868	$26,868	$26,868	$26,868

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Some of Union National Financial Corporation’s directors and executive officers and the companies with which they are associated were customers of, and had banking transactions with, Union National Financial Corporation’s subsidiary bank during 2006. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. Total loans to these persons at December 31, 2006, amounted to $5,708,000 or approximately 14.8% of the total equity capital of the financial institution. Union National Financial Corporation’s subsidiary bank anticipates that they will enter into similar transactions in the future.

During 2006, Union National Financial Corporation paid $759,366.83 to Lausch Lane Associates, LP, of which Mr. Nies is a 33.3% partner. The fees were paid for monthly rent and maintenance for the corporate offices of Union National Financial Corporation.

The Board of Directors must approve all related party transactions that are significant. The director in question is excused from the board meeting at the time the decision is made.

COMPENSATION COMMITTEE REPORT

1.	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and

2.	Based upon such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the corporation’s proxy statement.

Compensation Committee Members:

James R. Godfrey, Chairman	Donald Cargas, Jr.
Kevin D. Dolan	Carl R. Hallgren
Benjamin W. Piersol, Jr.*

*Retired from the corporation and the bank on December 31, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of employees. The membership of this committee includes only outside directors. Mark D. Gainer, President and Chief Executive Officer, is an ex officio member of the Compensation Committee, but does not participate in his own review or vote on his own salary increases. R. Michael Mohn, Senior Vice President, Organizational Development, is also an ex officio member of the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the corporation’s financial reporting processes on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities.

Management has primary responsibility for the financial statements and the reporting process including systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation’s accounting principles and such other matters as are required to be discussed with the Committee under the Standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed, with the independent auditors, the auditors’ independence from management and from the corporation, including the matters in written disclosures required by the Independence Standards Board. The Committee also considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation’s internal controls and the overall quality of the corporation’s financial reporting to the extent practicable. The corporation has established appropriate policies and procedures to comply with requirements of the Sarbanes-Oxley Act of 2002. The Committee held eight meetings during fiscal year 2006, in addition to reviewing the quarterly results with the financial auditors prior to press release.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of the corporation’s independent auditors for 2007.

Aggregate fees billed to the corporation and the bank by Beard Miller Company LLP, the independent auditors for the corporation, for services rendered during the years ended December 31, 2006 and December 31, 2005 were as follows:

	2006	2005
Audit Fees(1)	$71,262	$63,849
Audit-related fees(2)	6,825	6,250
Tax Fees(3)	10,150	6,259
All Other Fees(4)	2,880	2,569
Total	$91,117	$78,927

(1)
Includes professional services rendered for the audit of the corporation’s annual financial statements, and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings including out-of-pocket expenses.

(2)	Includes certain review, analysis and consultations in regard to Sarbanes-Oxley compliance and certain accounting transactions.

(3)	Tax fees include preparation of state and federal tax returns.

(4)	Assistance with Affirmative Action Plan.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors except for a $5,000 pre-approved de minimus threshold. These services may include audit services, audit related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval.

The Audit Committee is comprised of the outside directors noted below, all of whom are considered “independent” as defined in the NASDAQ listing standards.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended except to the extent that the corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by the current members of the Audit Committee.

Members of the Audit Committee

Barry C. Huber, Chairman (2007)	Darwin A. Nissley
James R. Godfrey	Lloyd C. Pickell
Nancy Shaub Colarik	Benjamin W. Piersol, Jr., Chairman in 2006*

*Retired from the corporation and the bank on December 31, 2006.

Representatives of Beard Miller Company LLP are expected to be present at the annual meeting. While the representative will not have an opportunity to make a statement, the representative will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Union National Financial Corporation's directors, executive officers and shareholders who beneficially own more than 10% of Union National Financial Corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other registered equity securities of Union National Financial Corporation with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2006 except for Mr. Charles R. Starr who filed one (1) late report for one (1) transaction.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of Union National Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Mark D. Gainer, Chairman, President and Chief Executive Officer of Union National Financial Corporation, 570 Lausch Lane, Lancaster, Pennsylvania 17601

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of Board of Directors.

APPENDIX A

UNION NATIONAL FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

I. Authorization

The Audit Committee of Union National Financial Corporation (the “Company”) is a standing committee of the Board of Directors (“Board”) authorized by the Company’s Bylaws.

II. Purpose

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the fulfillment of the other responsibilities set out herein; and (vi) monitor the Company’s compliance with the Code of Conduct. The report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”) shall be included in the Company’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In carrying out its oversight responsibilities, as permitted under the Pennsylvania Business Corporation Law of 1988, as amended, the Audit Committee members are entitled to rely in good faith on the expertise, integrity and knowledge of management, the internal and independent auditors and corporate counsel.

III. Membership and Structure

The Audit Committee shall be comprised of at least three members of the Board, and the members shall meet the independence, experience, and expertise requirements of the NASDAQ Stock Market and other applicable laws and regulations (including the Sarbanes-Oxley Act of 2002).

All members of the Audit Committee will have a general understanding of finance and accounting practices and each member shall be free of any relationship that, in the opinion of the Board would, under applicable laws and regulations, make the director not independent. The Board will determine if any member is a “financial expert” as defined by the SEC.

IV. Authority

The Audit Committee shall have the sole authority to select, evaluate, appoint, and replace the independent auditors and shall approve in advance all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management, but shall not delegate these responsibilities.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting, or other consultants to advise the Audit Committee. The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to the independent auditors and to any advisors employed by the Audit Committee. Any communications between the Audit Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Audit Committee will take all necessary steps to preserve the privileged nature of those communications.

The Audit Committee may form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Audit Committee.

The Audit Committee may conduct or authorize investigations into any matter, within the Audit Committee’s scope of responsibilities, brought to its attention.

V. Duties and Responsibilities

The Audit Committee shall have the following duties and responsibilities:

Meetings and Access

•
Meet on a regular basis at least four times each year, including at least once each quarter. The Audit Committee may hold special meetings upon the call of the Chair of the Committee. At Committee meetings, a majority of the total members will constitute a quorum.

•	Meet separately, periodically, in executive session or with management, independent auditors, chief audit executives and any other Company Committees that the Audit Committee determines appropriate.

•	Minutes shall be kept by a member of the Audit Committee or a person designated by the Audit Committee.

•	Regularly report to the Board on the Audit Committee’s activities.

•	Annually review and evaluate its own performance.

•	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Financial Statement and Disclosure Matters

•
Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•
Prepare annually a report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (iii) received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time, and has discussed with the independent auditors, the independent auditors’ independence.

•
Review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

•
Discuss generally the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies to the extent required by applicable law or listing standards. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•
Receive a disclosure from the Chief Executive Officer and Chief Financial Officer during their certification process for the 10-K and 10-Q’s about (i) any significant deficiencies in design or operation of internal controls or material weaknesses therein and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

•	At least annually prior to the filing of the Audit Report with the SEC (and more frequently if appropriate), review and discuss reports from the independent auditors on, among other things, certain:

•	Critical accounting policies and practices to be used;

•	Alternative treatments of financial information within generally accepted accounting principles;

•
Other material written communications between the independent auditors and management, such as any management letter and the Company’s response to such letter or schedule of unadjusted differences; and

•
Difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, any significant disagreements with management, and communications between the audit team and the audit firm’s national office with respect to difficult auditing or accounting issues presented by the engagement.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

•
Review and discuss with management and the independent auditors, at least annually, significant accounting and financial reporting issues, including complex or unusual transactions and judgments concerning significant estimates or significant changes in the Company’s selection or application of accounting principles, and recent professional, accounting and regulatory pronouncements and initiatives, and understand their impact on the Company’s financial statements.

•
Obtain from management the Company’s internal control procedures for financial reporting and review periodically, but in no event less frequently than quarterly, management’s conclusions about the adequacy of such internal controls and procedures, including any significant deficiencies in, or material noncompliance with such controls and procedures.

•	Review with the internal audit function their evaluation and assessment of financial risk exposures and the steps management has taken to monitor and control such exposures.

Authorization of the Company’s Whistleblower’s Policy

•
Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Oversight of the Company’s Relationship with the Independent Auditors

•	The independent auditor shall report directly to the Audit Committee;

•	Receive and discuss a report from the independent auditors at least annually regarding:

•	The independent auditors’ internal quality-control procedures;

•
Any material issues raised by the most recent quality-control review, or peer review (if applicable), of the independent auditors, or by any inquiry or investigation by governmental professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors;

•	Any steps taken to deal with any such issues; and

•	All relationships between the independent auditors and the Company, in order to assess the independent auditors’ independence.

•
Approve guidelines for the retention of the independent auditors for any non-audit services and determine procedures for the approval of audit and non-audit services in advance. In accordance with such procedures, the Audit Committee shall approve in advance any audit or non-audit services provided to the Company by the independent auditors, all as required by applicable law or listing standards. Pre-approval authority may be delegated to one or more members of the Audit Committee.

•	Review and discuss the scope and plan of the independent audit.

•
Evaluate the qualifications, performance and independence of the independent auditors, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the Company’s legal counsel. This shall include a review and discussion of the annual communication as to independence delivered by the independent auditors (Independence Standards Board Standard No. 1 - “Independence Discussions with Audit Committees.”) The Audit Committee shall present its conclusions to the Board, and if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditors.

•
Recommend to the Board, policies for the Company’s hiring of employees or former employees of the independent auditors which guidelines shall meet the requirements of applicable law and listing standards.

Oversight of Audit and Risk Review (“ARR”)

The Audit Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal accounting controls, financial systems or financial statements, and the accuracy of management reporting and compliance with laws, regulations and Company policy. As used in this section, the “lead or coordinating auditor” refers to the Company’s internal auditor or if such services are outsourced, to the auditor of the outsourced firm primarily responsible for the Company’s internal audit functions. The Audit Committee will set forth the outsourcing vendor’s responsibilities in a written contract the terms of which comply with the “Interagency Policy Statement of Internal Audit and Internal Audit Outsourcing.”

•	Review and discuss the appointment and replacement of the lead or coordinating auditor.

•	Review and discuss the ARR findings that have been reported to management, management’s responses, and the progress of the related corrective action plans.

•
Review and evaluate the adequacy of the work performed by the lead or coordinating auditor and ARR, and ensure that ARR is independent and has adequate resources to fulfill its duties, including implementation of the annual audit plan.

Compliance Oversight Responsibilities

•
Review periodically with management and the independent auditors correspondence with, or other action by, regulators or governmental agencies, any material legal affairs of the Company and the Company’s compliance with applicable law and listing standards that raise significant issues regarding the Company’s financial statements or accounting policies.

•
Review and discuss the report of the lead or coordinating auditor regarding the expenses of, the perquisites paid to, and the conflicts of interest, if any, of members of the Company’s senior management.

•
Review and discuss with management and the independent auditor any correspondence with, or the findings of any examinations by, regulatory agencies, published reports or auditor observations that raise significant issues regarding the Company’s financial statements or accounting policies.

•
Obtain regular updates from management and Company counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the Company’s compliance policies.

•
Advise the Board with respect to policies and procedures regarding compliance with the Company’s Code of Conduct including review of the process for communicating the Code of Conduct to Company personnel and for monitoring compliance.

APPENDIX B

UNION NATIONAL FINANCIAL CORPORATION
COMPENSATION COMMITTEE CHARTER

December 28, 2006

Purpose

The Compensation Committee is appointed by the Board of Directors of Union National Financial Corporation (the “Company”) to discharge the Board’s responsibilities relating to compensation of the Company’s officers and highly compensated employees. The Committee has overall responsibility for evaluating and approving the officer compensation plans and policies and programs of the Company. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Committee Membership

The Compensation Committee shall consist of no fewer than three members. The members of the Compensation Committee shall meet the independence requirements of the Nasdaq Stock Market.

The Board on the recommendation of the Executive Committee shall appoint the members of the Compensation Committee. Compensation Committee members may be replaced by the Board.

Committee Authority and Responsibilities

The Compensation Committee shall have the following authority and responsibility:

1.
Based upon corporate goals and objectives approved by the full Board of Directors, the Compensation Committee shall annually review and approve those corporate goals and objectives that are specifically relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation levels based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee should consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

2.
The Compensation Committee shall review and make recommendations to the Board from time to time regarding the Company’s compensation programs (including incentive and equity-based) and benefits programs for executive officers and other key employees of the Company.

3.
The Compensation Committee shall annually review, set, and report to the Board for the CEO, President/COO and CFO; review and recommend to the full Board for the officers of the Company (as defined by Section 16 and Rule 16a-1(f) of the Securities and Exchange Act of 1934); and review and recommend to the full Board for each highly compensated employee of the Company: (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

4.
The Compensation Committee shall oversee the implementation of the Company’s stock and compensation plans of the Company as adopted by the Board, and amend or restate any such plan to the extent deemed appropriate for incorporating therein non-substantive points or substantive matters expressly mandated by law.

5.
The Compensation Committee shall review and discuss with management the Compensation Discussion and Analysis required by applicable SEC rules to be included in the Company’s Annual Report on Form 10-K and proxy statement and, based on this review and discussion, determine whether to recommend to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Form 10-K and proxy statement.

6.	The Compensation Committee shall annually review and participate in the development of the report of the Committee required to be included in the Company’s SEC filings.

7.	The Compensation Committee shall research, evaluate and recommend director compensation.

8.	The Compensation Committee shall perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board of Directors.

9.	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

10.	The Compensation Committee shall make regular reports to the Board.

11.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

12.	The Compensation Committee shall annually review the Company’s progress in meeting diversity goals with respect to the employee population.

APPENDIX C

Union National Financial Corporation
Corporate Governance
&
Nominating Committee
of the
Board of Directors

I.	Authorization

Pursuant to the Company’s Bylaws, the Board of Directors (the “Board”) has passed resolutions that authorize the formation of a Nominating and Governance Committee of the Board of Directors (the “Committee)”.

II.	Purpose

To provide continuing assistance to the Board regarding matters relating to governance, performance and composition of the Board.

III.	Membership and Structure

The Committee shall be composed of three or more directors. Members of the Committee shall be appointed and removed by the Board. All members of the Committee shall be independent and meet the applicable independence requirements of the Nasdaq SmallCap Market.

The Committee shall meet as needed at stated times without notice or on notice to all by order of the Chairman of the Board of directors.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, in accordance with applicable law, as the Committee may deem appropriate in its sole discretion.

The Committee shall report its actions and recommendations to the Board after each Committee Meeting.

The Committee shall have the authority to retain any search firm to assist in identifying director candidates and to retain outside counsel and any other advisors, as the committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

IV.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

1.	Identify individuals qualified to become Board members, who reflect the criteria as specified by the Board.

2.
Recommend to the Board nominees to fill vacancies on the Board and the nominees to stand for election as directors at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders);

3.	Develop and recommend to the Board the Corporate Governance Guidelines of the Company and any proposed changes to such practices;

4.	Periodically review and assess Board and management performance and lead the Board self-evaluation process;

5.	Annually review and assess the Committee’s performance and charter and propose changes to the charter to the Board.